Exhibit 99.1

CONTACTS:	Dennis M. Oates	Ross C. Wilkin	Brian M. Rayle
	Chairman,	VP Finance, CFO	Managing Director
	President and CEO	and Treasurer	Libertatis Consulting
	(412) 257-7609	(412) 257-7662	(440) 827-2019

FOR IMMEDIATE RELEASE:

UNIVERSAL STAINLESS REPORTS FIRST QUARTER 2017 RESULTS

•	Sales in Q1 Total $48.9 Million, Up 43.1% Sequentially, and Up 23.4% vs. Q1 2016

•	Net Loss in Q1 Totals $0.17 per Diluted Share and Includes $0.06 Loss for Non-Recurring Items

•	EBITDA in Q1 Totals $4.2 Million, Up 31.9% Sequentially, and Up 269.8% vs. Q1 2016

•	Quarter-End Backlog of $57.1 Million, Up 30.3% Sequentially

BRIDGEVILLE, PA April 26th, 2017 – Universal Stainless & Alloy Products, Inc. (Nasdaq: USAP) today reported results for the first quarter of 2017, showing broad-based improvement sequentially, and year-over-year, including increases in total sales, premium alloy sales, order entry, backlog, and EBITDA. At the start of 2017, the market has shown signs of sustained improvement, although continued competitive challenges remain. We anticipate continued topline growth, supported by our increased backlog. In addition, we expect meaningful improvement to gross margin in the near term.

Net sales for the first quarter of 2017 were $48.9 million, up 43.1% sequentially, and up 23.4% compared with the first quarter of 2016. While all end markets made positive contributions to sales, aerospace and oil & gas, most notably, delivered sequential growth of 59.9% and 55.4%, respectively. In the first quarter of 2017, aerospace was 54.6% of total sales.

Sales of premium alloys in the first quarter of 2017 totaled a record $5.8 million, or 11.9% of sales, compared with $3.1 million, or 9.1% of sales, in the fourth quarter of 2016, and $4.1 million, or 10.3% of sales, in the first quarter of 2016.

Backlog (before surcharges) at March 31, 2017 was $57.1 million, up 30.3% from December 31, 2016, and up 43.5% from the end of the 2016 first quarter. Backlog at March 31, 2017 specific to premium alloys was up 106.5% compared with December 31, 2016, and up 245.1% compared with the end of the 2016 first quarter.

The Company’s gross margin for the first quarter of 2017 was $4.2 million, or 8.7% of sales, compared with $3.1 million, or 9.1% of sales, in the fourth quarter of 2016, and significantly improved from $1.3 million, or 3.4% of sales, in the first quarter of 2016. Gross margin was negatively impacted in the first quarter of 2017 by the sell-through of high cost product manufactured in the lower activity months of 2016, as well as less favorable product mix.

For the first quarter of 2017, the Company’s SG&A was $4.7 million, or 9.7% of sales, and included $0.3 million of costs associated with a customer bankruptcy as well as increased legal expenses related to an ongoing claim with a supplier for the recovery of a previously recorded loss. SG&A was $4.5 million, or 13.3% of sales, in the fourth quarter of 2016, and $3.8 million, or 9.7% of sales, in the first quarter of 2016.

The Company’s net loss for the first quarter of 2017 was $1.2 million, or $0.17 per diluted share, and included $0.03 after tax loss per diluted share for the SG&A items noted above, and $0.03 loss per diluted share associated with an adverse income tax rate. The adverse income tax rate is relative to the standard 35.0% corporate tax rate, and includes the discrete impact of adopting new accounting guidance related to stock-based compensation, resulting in additional tax expense that would have previously been booked to stockholders equity.

The Company’s EBITDA for the first quarter of 2017 was $4.2 million, up $1.0 million, or 31.9%, sequentially, and up $3.0 million, or 269.8%, compared with the first quarter of 2016.

The Company’s first quarter 2017 debt, net of cash, of $74.3 million increased by $1.8 million, compared with December 31, 2016, driven by additional working capital in support of increased business activity. Capital expenditures for the first quarter of 2017 were $1.4 million, compared with $1.3 million in the fourth quarter of 2016 and $0.8 million in the first quarter of 2016.

Chairman, President and CEO Dennis Oates commented: “After two years of very challenging business conditions we are encouraged by the strong start to 2017 in sales, order entry, and backlog. We expect the general increase in business activity to continue as we move through 2017. Bookings in the first quarter of 2017 were the highest in five years at $57.2 million and 24.4 million pounds – they were broad-based by all end user markets including a substantial increase in premium alloys.

“In addition, we remain confident that the increased sales volume, coupled with improving mix, growing benefits from productivity gains, and recently announced price increases should improve gross margin, returning Universal to sustained profitability.”

Webcast

The Company has scheduled a conference call for today, April 26, 2017, at 10:00 a.m. (Eastern) to discuss first quarter 2017 results. A simultaneous webcast will be available on the Company’s website at www.univstainless.com, and thereafter archived on the website through the end of the second quarter of 2017.

About Universal Stainless & Alloy Products, Inc.

Universal Stainless & Alloy Products, Inc., headquartered in Bridgeville, PA, manufactures and markets semi-finished and finished specialty steels, including stainless steel, nickel alloys, tool steel and certain other alloyed steels. The Company’s products are used in a variety of industries, including aerospace, power generation, oil and gas, and heavy equipment manufacturing. Established in 1994, the Company, with its experience, technical expertise, and dedicated workforce, stands committed to providing the best quality, delivery, and service possible. More information is available at www.univstainless.com.

Forward-Looking Information Safe Harbor

Except for historical information contained herein, the statements in this release are forward-looking statements that are made pursuant to the “safe harbor” provision of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to differ materially from forecasted results. Those risks include, among others, the concentrated nature of the Company’s customer base to date and the Company’s dependence on its significant customers; the receipt, pricing and timing of future customer orders; changes in product mix; the limited number of raw material and energy suppliers and significant fluctuations that may occur in raw material and energy prices; risks related to property, plant and equipment, including the Company’s reliance on the continuing operation of critical manufacturing equipment; risks associated with labor matters; the Company’s ongoing requirement for continued compliance with laws and regulations, including applicable safety and environmental regulations; the ultimate outcome of the Company’s current and future litigation and matters; risks related to acquisitions that the Company may make; and the impact of various economic, credit and market risk uncertainties. Many of these factors are not within the Company’s control and involve known and unknown risks and uncertainties that may cause the Company’s actual results in future periods to be materially different from any future performance suggested herein. Any unfavorable change in the foregoing or other factors could have a material adverse effect on the Company’s business, financial condition and results of operations. Further, the

Company operates in an industry sector where securities values may be volatile and may be influenced by economic and other factors beyond the Company’s control. Certain of these risks and other risks are described in the Company’s filings with the Securities and Exchange Commission (SEC) over the last 12 months, copies of which are available from the SEC or may be obtained upon request from the Company.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP). These measures include earnings (loss) before interest, income taxes, depreciation and amortization (EBITDA) and Adjusted EBITDA. We include these measurements to enhance the understanding of our operating performance. We believe that EBITDA, considered along with net earnings (loss), is a relevant indicator of trends relating to cash generating activity of our operations. Adjusted EBITDA excludes the effect of share-based compensation expense and other non-cash generating activity such as impairments and the write-off of deferred financing costs. We believe excluding these costs provides a consistent comparison of the cash generating activity of our operations. We believe that EBITDA and Adjusted EBITDA are useful to investors as they facilitate a comparison of our operating performance to other companies who also use EBITDA and Adjusted EBITDA as supplemental operating measures. These non-GAAP financial measures supplement our GAAP disclosures and should not be considered an alternative to the GAAP measures. A reconciliation of these non-GAAP financial measures to their most directly comparable financial measure prepared in accordance with GAAP is included in the tables that follow.

-TABLES FOLLOW -

UNIVERSAL STAINLESS & ALLOY PRODUCTS, INC.

FINANCIAL HIGHLIGHTS

(Dollars in Thousands, Except Per Share Information)

(Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended
	March 31,
	2017	2016
Net Sales
Stainless steel	$35,033	$29,277
High-strength low alloy steel	4,172	3,779
Tool steel	7,057	3,902
High-temperature alloy steel	1,976	1,640
Conversion services and other sales	637	996

Total net sales	48,875	39,594

Cost of products sold	44,630	38,253

Gross margin	4,245	1,341

Selling, general and administrative expenses	4,729	3,838

Operating loss	(484)	(2,497)

Interest expense	939	983
Deferred financing costs	64	827
Other expense, net	(6)	53

Loss before income taxes	(1,481)	(4,360)

Benefit for income taxes	(262)	(1,920)

Net loss	$(1,219)	$(2,440)

Net loss per common share -Basic	$(0.17)	$(0.34)

Net loss per common share -Diluted	$(0.17)	$(0.34)

Weighted average shares of common stock outstanding
Basic	7,216,447	7,162,601
Diluted	7,216,447	7,162,601

MARKET SEGMENT INFORMATION

	Three months ended March 31,
	2017	2016
Net Sales
Service centers	$32,729	$27,514
Original equipment manufacturers	4,122	4,295
Rerollers	6,553	3,215
Forgers	4,834	3,574
Conversion services and other sales	637	996

Total net sales	$48,875	$39,594

Tons shipped	10,332	7,571

MELT TYPE INFORMATION

	Three months ended
	March 31,
	2017	2016
Net Sales
Specialty alloys	$42,405	$34,536
Premium alloys *	5,833	4,062
Conversion services and other sales	637	996

Total net sales	$48,875	$39,594

END MARKET INFORMATION **

	Three months ended
	March 31,
	2017	2016
Net Sales
Aerospace	$26,692	$25,366
Power generation	4,234	3,497
Oil & gas	4,889	3,345
Heavy equipment	7,685	4,033
General industrial, conversion services and other sales	5,375	3,353

Total net sales	$48,875	$39,594

*	Premium alloys represent all vacuum induction melted (VIM) products.
**	The majority of our products are sold to service centers rather than the ultimate end market customers. The end market information in this press release is our estimate based upon our knowledge of our customers and the grade of material sold to them, which they will in-turn sell to the ultimate end market customer.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
Assets

Cash	$214	$75
Accounts receivable, net	25,960	19,437
Inventory, net	95,348	91,342
Other current assets	3,709	2,729

Total current assets	125,231	113,583
Property, plant and equipment, net	179,754	182,398
Other long-term assets	64	64

Total assets	$305,049	$296,045

Liabilities and Stockholders’ Equity

Accounts payable	$29,118	$19,906
Accrued employment costs	2,432	3,803
Current portion of long-term debt	4,654	4,579
Other current liabilities	1,151	898

Total current liabilities	37,355	29,186
Long-term debt	69,845	67,998
Deferred income taxes	16,495	17,629
Other long-term liabilities	12	12

Total liabilities	123,707	114,825
Stockholders’ equity	181,342	181,220

Total liabilities and stockholders’ equity	$305,049	$296,045

CONSOLIDATED STATEMENTS OF CASH FLOW

	Three months ended
	March 31,
	2017	2016

Operating activities:
Net loss	$(1,219)	$(2,440)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,717	4,506
Deferred income tax	(296)	(1,928)
Write off of deferred financing fees	—	768
Share-based compensation expense	534	405
Net gain on asset disposals	—	(389)
Changes in assets and liabilities:
Accounts receivable, net	(6,523)	(4,238)
Inventory, net	(4,499)	652
Accounts payable	9,423	5,438
Accrued employment costs	(1,371)	(1,005)
Income taxes	32	269
Other, net	(790)	(495)

Net cash provided by operating activities	8	1,543
Investing activities:
Capital expenditures	(1,413)	(818)
Proceeds from sale of property, plant and equipment	—	1,571

Net cash (used in) provided by investing activities	(1,413)	753
Financing activities:
Borrowings under revolving credit facility	71,863	71,323
Payments on revolving credit facility	(68,721)	(88,585)
Borrowings under term loan facility	—	30,000
Payments on term loan facility, capital leases, and convertible notes	(1,598)	(14,033)
Payment of deferred financing costs	—	(702)
Proceeds from the issuance of common stock	—	500

Net cash provided by (used in) financing activities	1,544	(1,497)

Net increase in cash	139	799
Cash at beginning of period	75	112

Cash at end of period	$214	$911

RECONCILIATION OF NET LOSS TO EBITDA AND ADJUSTED EBITDA

	Three Months ended
	March 31,
	2017	2016

Net loss	$(1,219)	$(2,440)
Interest expense	939	983
Benefit for income taxes	(262)	(1,920)
Depreciation and amortization	4,717	4,506

EBITDA	4,175	1,129
Share-based compensation expense	534	405
Write-off of deferred financing costs	—	768

Adjusted EBITDA	$4,709	$2,302